Filed Pursuant to Rule 433

Registration Statement No. 333-228729

July 30, 2019

Honeywell International Inc.

Pricing Term Sheet

Floating Rate Senior Notes due 2022

Issuer:	Honeywell International Inc.

Security Type:	Senior Unsecured

Offering Format:	SEC Registered

Principal Amount:	$600,000,000

Coupon:	Floating: Three-month USD LIBOR plus 0.370% per annum. See “Description of the Notes—Interest—Floating Rate Notes—Effect of Benchmark Transition Event” contained in the prospectus supplement filed with the SEC for the offering to which this communication relates, which describes how the coupon payments will be determined by reference to a different base rate than LIBOR following the occurrence of a Benchmark Transition Event, as defined in the prospectus supplement.

Stated Maturity Date:	August 8, 2022

Issue Price:	100.000%

Trade Date:	July 30, 2019

Original Issue/Settlement Date:*	August 8, 2019 (T+7)

Interest Payment Dates:	February 8, May 8, August 8 and November 8 of each year, commencing November 8, 2019

Redemption:	The Floating Rate Senior Notes due 2022 shall not be redeemable prior to their maturity.

CUSIP/ISIN:	438516 BV7 / US438516BV76

Expected Ratings (Moody’s / S&P / Fitch):**	A2/A/A

Joint Book-Running Managers:	Deutsche Bank Securities Inc. J.P. Morgan Securities LLC Morgan Stanley & Co. LLC Wells Fargo Securities, LLC

Co-Managers:

Academy Securities Inc.

BofA Securities, Inc.

Barclays Capital Inc.

BBVA Securities Inc.

BNP Paribas Securities Corp.

Citigroup Global Markets Inc.

Goldman Sachs & Co. LLC

HSBC Securities (USA) Inc.

ICBC Standard Bank Plc

Mizuho Securities USA LLC

NatWest Markets Securities Inc.

RBC Capital Markets, LLC

Santander Investment Securities Inc.

SG Americas Securities, LLC

SMBC Nikko Securities America, Inc.

Standard Chartered Bank

TD Securities (USA) LLC

UniCredit Capital Markets LLC

U.S. Bancorp Investments, Inc.

The Williams Capital Group, L.P.

*

We expect that delivery of the notes will be made to investors on or about August 8, 2019, which will be the seventh business day following the date of this pricing term sheet (such settlement cycle being referred to as “T+7”). Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on the date of this pricing term sheet or the next four succeeding business days will be required, by virtue of the fact that the notes initially settle in T+7, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes on the date of this pricing term sheet or the next four succeeding business days should consult their advisors.

**	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus and the accompanying prospectus supplement) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and the accompanying prospectus supplement in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and the accompanying prospectus supplement if you request it by calling Deutsche Bank Securities Inc. at (800) 503-4611 (toll free), J.P. Morgan Securities LLC collect at (212) 834-4533, Morgan Stanley & Co. LLC at (866) 718-1649 (toll free), or Wells Fargo Securities, LLC at (800) 645-3751 (toll free).

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.

Honeywell International Inc.

Pricing Term Sheet

2.150% Senior Notes due 2022

Issuer:	Honeywell International Inc.

Security Type:	Senior Unsecured

Offering Format:	SEC Registered

Principal Amount:	$600,000,000

Coupon:	2.150%

Stated Maturity Date:	August 8, 2022

Issue Price:	99.899%

Yield to Maturity:	2.185%

US Treasury Benchmark:	1.750% due July 15, 2022

US Treasury Benchmark Yield:	1.815%

Spread to US Treasury Benchmark:	+ 37 bps

Trade Date:	July 30, 2019

Original Issue/Settlement Date:*	August 8, 2019 (T+7)

Interest Payment Dates:	February 8 and August 8 of each year, commencing February 8, 2020

Redemption:	Prior to July 8, 2022, make-whole call at T+6 basis points; par call on and after July 8, 2022

CUSIP/ISIN:	438516 BT2 / US438516BT21

Expected Ratings (Moody’s / S&P / Fitch):**	A2/A/A

Joint Book-Running Managers:	Deutsche Bank Securities Inc. J.P. Morgan Securities LLC Morgan Stanley & Co. LLC Wells Fargo Securities, LLC

Co-Managers:

Academy Securities Inc.

BofA Securities, Inc.

Barclays Capital Inc.

BBVA Securities Inc.

BNP Paribas Securities Corp.

Citigroup Global Markets Inc.

Goldman Sachs & Co. LLC

HSBC Securities (USA) Inc.

ICBC Standard Bank Plc

Mizuho Securities USA LLC

NatWest Markets Securities Inc.

RBC Capital Markets, LLC

Santander Investment Securities Inc.

SG Americas Securities, LLC

SMBC Nikko Securities America, Inc.

Standard Chartered Bank

TD Securities (USA) LLC

UniCredit Capital Markets LLC

U.S. Bancorp Investments, Inc.

The Williams Capital Group, L.P.

*

We expect that delivery of the notes will be made to investors on or about August 8, 2019, which will be the seventh business day following the date of this pricing term sheet (such settlement cycle being referred to as “T+7”). Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on the date of this pricing term sheet or the next four succeeding business days will be required, by virtue of the fact that the notes initially settle in T+7, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes on the date of this pricing term sheet or the next four succeeding business days should consult their advisors.

**	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus and the accompanying prospectus supplement) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and the accompanying prospectus supplement in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and the accompanying prospectus supplement if you request it by calling Deutsche Bank Securities Inc. at (800) 503-4611 (toll free), J.P. Morgan Securities LLC collect at (212) 834-4533, Morgan Stanley & Co. LLC at (866) 718-1649 (toll free), or Wells Fargo Securities, LLC at (800) 645-3751 (toll free).

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.

Honeywell International Inc.

Pricing Term Sheet

2.300% Senior Notes due 2024

Issuer:	Honeywell International Inc.

Security Type:	Senior Unsecured

Offering Format:	SEC Registered

Principal Amount:	$750,000,000

Coupon:	2.300%

Stated Maturity Date:	August 15, 2024

Issue Price:	99.793%

Yield to Maturity:	2.344%

US Treasury Benchmark:	1.750% due July 31, 2024

US Treasury Benchmark Yield:	1.844%

Spread to US Treasury Benchmark:	+ 50 bps

Trade Date:	July 30, 2019

Original Issue/Settlement Date:*	August 8, 2019 (T+7)

Interest Payment Dates:	February 15 and August 15 of each year, commencing February 15, 2020

Redemption:	Prior to July 15, 2024, make-whole call at T+10 basis points; par call on and after July 15, 2024

CUSIP/ISIN:	438516 BW5 / US438516BW59

Expected Ratings (Moody’s / S&P / Fitch):**	A2/A/A

Joint Book-Running Managers:	Deutsche Bank Securities Inc. J.P. Morgan Securities LLC Morgan Stanley & Co. LLC Wells Fargo Securities, LLC

Co-Managers:

Academy Securities Inc.

BofA Securities, Inc.

Barclays Capital Inc.

BBVA Securities Inc.

BNP Paribas Securities Corp.

Citigroup Global Markets Inc.

Goldman Sachs & Co. LLC

HSBC Securities (USA) Inc.

ICBC Standard Bank Plc

Mizuho Securities USA LLC

NatWest Markets Securities Inc.

RBC Capital Markets, LLC

Santander Investment Securities Inc.

SG Americas Securities, LLC

SMBC Nikko Securities America, Inc.

Standard Chartered Bank

TD Securities (USA) LLC

UniCredit Capital Markets LLC

U.S. Bancorp Investments, Inc.

The Williams Capital Group, L.P.

*

We expect that delivery of the notes will be made to investors on or about August 8, 2019, which will be the seventh business day following the date of this pricing term sheet (such settlement cycle being referred to as “T+7”). Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on the date of this pricing term sheet or the next four succeeding business days will be required, by virtue of the fact that the notes initially settle in T+7, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes on the date of this pricing term sheet or the next four succeeding business days should consult their advisors.

**	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus and the accompanying prospectus supplement) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and the accompanying prospectus supplement in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and the accompanying prospectus supplement if you request it by calling Deutsche Bank Securities Inc. at (800) 503-4611 (toll free), J.P. Morgan Securities LLC collect at (212) 834-4533, Morgan Stanley & Co. LLC at (866) 718-1649 (toll free), or Wells Fargo Securities, LLC at (800) 645-3751 (toll free).

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.

Honeywell International Inc.

Pricing Term Sheet

2.700% Senior Notes due 2029

Issuer:	Honeywell International Inc.

Security Type:	Senior Unsecured

Offering Format:	SEC Registered

Principal Amount:	$750,000,000

Coupon:	2.700%

Stated Maturity Date:	August 15, 2029

Issue Price:	99.643%

Yield to Maturity:	2.741%

US Treasury Benchmark:	2.375% due May 15, 2029

US Treasury Benchmark Yield:	2.061%

Spread to US Treasury Benchmark:	+ 68 bps

Trade Date:	July 30, 2019

Original Issue/Settlement Date:*	August 8, 2019 (T+7)

Interest Payment Dates:	February 15 and August 15 of each year, commencing February 15, 2020

Redemption:	Prior to May 15, 2029, make-whole call at T+12.5 basis points; par call on and after May 15, 2029

CUSIP/ISIN:	438516 BU9 / US438516BU93

Expected Ratings (Moody’s / S&P / Fitch):**	A2/A/A

Joint Book-Running Managers:	Deutsche Bank Securities Inc. J.P. Morgan Securities LLC Morgan Stanley & Co. LLC Wells Fargo Securities, LLC

Co-Managers:

Academy Securities Inc.

BofA Securities, Inc.

Barclays Capital Inc.

BBVA Securities Inc.

BNP Paribas Securities Corp.

Citigroup Global Markets Inc.

Goldman Sachs & Co. LLC

HSBC Securities (USA) Inc.

ICBC Standard Bank Plc

Mizuho Securities USA LLC

NatWest Markets Securities Inc.

RBC Capital Markets, LLC

Santander Investment Securities Inc.

SG Americas Securities, LLC

SMBC Nikko Securities America, Inc.

Standard Chartered Bank

TD Securities (USA) LLC

UniCredit Capital Markets LLC

U.S. Bancorp Investments, Inc.

The Williams Capital Group, L.P.

*

We expect that delivery of the notes will be made to investors on or about August 8, 2019, which will be the seventh business day following the date of this pricing term sheet (such settlement cycle being referred to as “T+7”). Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on the date of this pricing term sheet or the next four succeeding business days will be required, by virtue of the fact that the notes initially settle in T+7, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes on the date of this pricing term sheet or the next four succeeding business days should consult their advisors.

**	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus and the accompanying prospectus supplement) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and the accompanying prospectus supplement in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and the accompanying prospectus supplement if you request it by calling Deutsche Bank Securities Inc. at (800) 503-4611 (toll free), J.P. Morgan Securities LLC collect at (212) 834-4533, Morgan Stanley & Co. LLC at (866) 718-1649 (toll free), or Wells Fargo Securities, LLC at (800) 645-3751 (toll free).

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.